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Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MCI Communications Corporation ("MCI") of
(a) our report dated January 29, 1996, which appears on page 29 of MCI's Annual Report on Form 10-K for the year ended December 31, 1995 and (b) our report dated January 27, 1997, which appears on page 30 of MCI's Annual Report to Shareholders included in Exhibit 13 to MCI's Current Report on Form 8-K dated February 10, 1997 ("Current Report"). We also consent to incorporation by reference of (a) our report on the Financial Statement Schedule, which appears on page 30 of the Annual Report on Form 10-K for the year ended December 31, 1995, and (b) our report on the Financial Statement Schedule, which is included as Exhibit 99(c) to the Current Report.

PRICE WATERHOUSE LLP
Washington, D.C.
March 10, 1997

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